SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 13, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that all four members of its board of directors were unanimously re-elected by stockholders at the company’s annual meeting.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated May 13, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: May 13, 2002	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contact:

Stephen N. Joffe

Joel Pomerantz

LCA-Vision Inc.

The Dilenschneider Group

(513) 792-9292

(212) 922-0900

LCA-VISION SHAREHOLDERS

RE-ELECT BOARD MEMBERS AT ANNUAL MEETING

Stephen Joffe, John Gutfreund, William Coleman, John Hassan

Will Serve Additional One-Year Terms

CINCINNATI, OH, May 13, 2002 -- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading national provider of laser vision correction services, said today all four members of its board of directors were unanimously re-elected by stockholders at the company’s annual meeting here this morning.

Serving another one-year term will be: John H. Gutfreund, senior managing director and partner at the investment banking firm C.E. Unterberg, Towbin; William O. Coleman,  formerly a senior executive with The Procter & Gamble Company and currently a board member of the Touchtone Family of Funds; John C. Hassan, president of the Champion Printing Company; and Stephen N. Joffe, CEO and founder of LCA-Vision Inc., who continues as the board’s chairman.

LCA-Vision Inc. owns and operates 31 LasikPlus laser vision correction facilities in the U.S. plus two centers in Canada, and a joint venture in Europe. In the first quarter of 2002, the company generated revenues of $16,708,000 and net income of $1,299,000 or three cents per share.

# # #